AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (the “Amendment”) is entered into as of the Effective Date (as defined in Section 2.2 below), by and between the former stockholders of SeaBotix, Inc. (the “Sellers”), by and through their authorized representative, Donald Rodocker (the “Sellers’ Representative”), on the one hand and Bolt Technology Corporation (“Bolt”), on the other. The Sellers and Bolt are referred to collectively herein as the “Parties” and individually as a “Party.”

WHEREAS, on January 6, 2011, the Parties entered into the Stock Purchase Agreement for the acquisition of SeaBotix, Inc. by Bolt Technology Corporation (the “Stock Purchase Agreement”);

WHEREAS, the Parties have had various discussions and communications with respect to certain payments of the Purchase Price, which have resulted in an agreement between the Parties to amend certain provisions of the Stock Purchase Agreement, as set forth herein; and

NOW, THEREFORE, in consideration of the foregoing recitals, and the promises, agreements and understandings contained below, the Parties hereby agree as follows:

1.            Amendments of Stock Purchase Agreement.

1.1           Sections 2.2(c) and (d) of the Stock Purchase Agreement shall be deleted in its entirety and the following substituted in its place:

(c)          The Cash Amount shall be subject to upward adjustment (the “Cash Amount Adjustment(s)”) as follows:

(i)        if the Company’s Adjustment Revenue is equal to or greater than Seven Million Three Hundred Thousand Dollars ($7,300,000), then the Cash Amount shall be increased by Two Million Dollars ($2,000,000) for a Closing Amount of an aggregate of Twelve Million ($12,000,000); and

(ii)        a payment of Two Million Five Hundred Thousand Dollars ($2,500,000) shall be payable by Purchaser upon Final Determination of the Company’s Revenues for calendar year 2011.

The Sellers’ Representative shall distribute to the Sellers any Cash Amount Adjustment(s) in accordance with their percentage interests in the Company as set forth in Schedule A.

(d)        As part of the Purchase Price, the Purchaser will pay to Sellers’ Representative on behalf of the Sellers an amount (the “Earnout”) determined as set forth in this Section 2.2(d). The Earnout shall consist of an amount not to exceed Fifteen Million Five Hundred Thousand Dollars ($15,500,000) (the “Earnout Amount”), based on the Company’s Annual Revenues for the three (3) year period beginning on January 1, 2012 and ending on December 31, 2014 (the “Earnout Period” and each included calendar year being an “Earnout Year”), plus, if applicable, any Additional Earnout. The Sellers’ Representative shall distribute to the Sellers any Earnout Payment and Additional Earnout received pursuant to this Section 2.2(d) in accordance with their percentage interests in the Company as set forth in Schedule A.

(i)        The following definitions shall apply for purposes of the Earnout.

“Additional Earnout” means, for any Earnout Year in which the aggregate Annual Revenues through such Earnout Year are greater than the Total Revenue Target, an amount equal to the sum of (x) the product of (A) 15% and (B) the aggregate Annual Revenues through such Earnout Year minus the Total Revenue Target minus (y) any Additional Earnout paid for any prior Earnout Year.

“Annual Revenues” means, for any Earnout Year, Revenues for such year after taking into account the provisions of subsections (iii) and (iv) below.

“Earnout Payment” means the product of: (x) Fifteen and One-Half Percent (15.5%) times (y) Annual Revenues of the Company for the most recently completed Earnout Year. Total Earnout Payments for the Earnout Period shall not exceed $15,500,000.

“Total Revenue Target” means One Hundred Million Dollars ($100,000,000).

(ii)         For each Earnout Year, the Purchaser shall pay to the Sellers’ Representative on behalf of the Sellers the Earnout Payment and the Additional Earnout, if any, for such Earnout Year, within ten (10) Business Days after the Final Determination of such Earnout Payment and Additional Earnout, if any. Company’s management shall calculate Annual Revenues for such Earnout Year and deliver such calculation to the Purchaser and the Sellers’ Representative within sixty (60) days after the end of such Earnout Year. Unless either Purchaser or Sellers’ Representative objects to such calculation within the next thirty (30) days after receipt thereof, such calculation shall be final, binding and conclusive upon the Purchaser, the Sellers and the Sellers’ Representative (the “Final Determination”). In the event of a dispute regarding the calculation of the Annual Revenues, the Gross Profit Margin, the Additional Earnout or any other element of the Earnout, the dispute resolution process set forth in Section 2.2(e) below shall be used to make the Final Determination.

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(iii)        No Earnout shall be paid for any Earnout Year in which Revenues for such Earnout Year are less than Ten Million Dollars ($10,000,000); however, such Revenues will be included in the Annual Revenues for the immediately following Earnout Year calculation, and if applicable, will be included in the Additional Earnout calculation; provided that in either case the annual average of aggregate Revenues for through the Earnout Year is at least Ten Million Dollars ($10,000,000) per annum.

(iv)        If the Company does not achieve at least a 50% Gross Profit Margin on Revenues for an Earnout Year, then the Revenues from such Earnout Year shall not be included in Annual Revenues for purposes of any Earnout calculation, including without limitation, any Additional Earnout calculations.

Notwithstanding the foregoing, in the event that a claim or demand for indemnification has been made under Article VII by Purchaser prior to such payment date, the amount of such claim or demand may be deducted from the Holdback Amount or the Earnout amount to be paid to Sellers’ Representative on behalf of the Sellers pursuant to Section 2.2(f).

1.2           Section 2.2(e) of the Stock Purchase Agreement is amended to conform to the above definitions by deleting the word “Cumulative” in the 2nd line of the first paragraph and substituting the word “Annual” therefor.

2.            Payments, Effective Date.

2.1           The Parties acknowledge and agree that (i) the $2,000,000 Cash Adjustment Amount described in Section 2.2(c)(i) of the Stock Purchase Agreement has been previously paid to and received by, the Sellers, (ii) upon full execution and delivery of this Amendment by the Parties the $2,500,000 Cash Adjustment Amount described in amended Section 2.2(c)(ii) of the Stock Purchase Agreement set forth above, shall be due and payable by wire transfer to the account designated in the wire instructions previously delivered by the Sellers’ Representative to Bolt, and (iii) no Earnout payments shall be due to Sellers for Company Annual Revenues with respect to calendar year 2011.

2.2           The Effective Date of this Amendment is the date that the last Party executes this Amendment, and the $2,500,000 payment described in Section 2.1 above is wired by Bolt to the account designated by the Sellers’ Representative. A Party executes this Amendment when it signs this Amendment and transmits its signed signature page to the other Parties or counsel for the other Parties, as whichever is appropriate.

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3.            Stock Purchase Agreement Remains in Effect.

Except as expressly set forth in this Amendment, this Amendment does not alter or modify the Stock Purchase Agreement. The Stock Purchase Agreement, as amended by this Amendment, and the rights and obligations of the Parties thereunder, remains in full force and effect.

4.            Representations of the Parties.

4.1           Bolt represents and warrants that: (a) it has the requisite power and authority to enter into this Amendment, including the amendments of the Stock Purchase Agreement and the mutual releases set forth herein; (b) the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action or proceeding, and the officer executing and delivering this Amendment is duly authorized to do so; and (c) it has not heretofore assigned or in any way conveyed or transferred or purported to assign or convey or transfer, to any person or entity any portion of the claims or rights amended or released by this Amendment.

4.2           The Sellers’ Representative represents and warrants for himself and for the Sellers that (1) he has the requisite power, authority and capacity to enter into this Amendment on behalf of the Sellers, including the amendments of the Stock Purchase Agreement and the mutual releases set forth herein, which shall be binding upon the Sellers; (2) the execution, delivery and performance of this Amendment by the Sellers’ Representative acting on behalf of the Sellers, have been duly authorized by all necessary actions or proceeding by the Sellers, and the Sellers’ Representative is duly authorized to execute and deliver this Amendment on behalf of the Sellers; and (3) neither the Sellers’ Representative not the Sellers have heretofore assigned or in any way conveyed or transferred or purported to assign or convey or transfer, to any person or entity any portion of the claims or rights amended or released by this Amendment.

5.            Confidentiality and Related Matters.

5.1           The Parties agree to keep strictly confidential and not disclose to any third party any of the circumstances, communications, negotiations and discussions that preceded the agreements contained in this Amendment, except as follows in which cases the Parties will nevertheless use their best efforts to seek confidential treatment by any receiving party: (i) as is necessary to effectuate any term or provision of this Amendment, including any subsequent proceeding to enforce this Amendment, except that both Parties shall take all reasonable steps to maintain the confidentiality of this information including filing documents under seal and seeking entry of an appropriate protective order; (ii) to a Party’s accountants or lawyers, as reasonable necessary for the rendition of services such as tax preparation and obtaining legal advice; or (iii) as required by law or by court order, upon notice to the other Party sufficiently in advance of such disclosure to permit it to seek a protective order, if appropriate.

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5.2           The Parties agree that they will not make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame or disparage the personal or business reputation, practices or conduct of the other respective Parties. The Parties acknowledge and agree that the disparagement prohibition herein extends to statements, written or verbal, made or delivered to anyone, including, but not limited to, the news media, investors, potential investors, industry analysts, competitors, banks, investment banks, vendors, employees, customers, friends, family, associates or on the Internet.

5.3           Notwithstanding the foregoing, the Parties acknowledge, authorize and agree that Bolt will file a copy of this Amendment with the U.S. Securities and Exchange Commission pursuant to a Form 8-K to be filed by Bolt, which filing will be publicly available without restriction, and otherwise make such filings and take such actions as may be required pursuant to or in furtherance of the rules of the SEC or NASDAQ.

5.4           The Parties also acknowledge that this provision survives execution of this Amendment. Each Party has the right to enforce this provision and to seek damages and/or an injunction for its violation should one occur, irrespective of any release contained herein.

6.            Release.

6.1           For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Sellers hereby release, acquit and forever discharge Bolt and all of its current or former parent(s), affiliated and subsidiary companies, present and former stockholders, directors, officers, employees, agents, attorneys, successors, assigns and all individuals or entities acting by, through, under or in concert with Bolt from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, actions, causes of action, suits, rights, demands, costs, losses, damages, debts and expenses (including attorneys’ fees and costs) of any nature whatsoever in law, equity or otherwise, known or unknown, suspected or unsuspected, fixed or contingent, that the Sellers claimed or could have claimed with respect to the Cash Amount Adjustments from the beginning of time up through and including the Effective Date.

6.2           For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bolt hereby releases, acquits and forever discharges the Sellers, and all of its, his or their current or former parent(s), affiliated and subsidiary companies, present and former stockholders, directors, officers, employees, agents, attorneys, successors, assigns and all individuals or entities acting by, through, under or in concert with them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, actions, causes of action, suits, rights, demands, costs, losses, damages, debts and expenses (including attorneys’ fees and costs) of any nature whatsoever in law, equity or otherwise, known or unknown, suspected or unsuspected, fixed or contingent, that Bolt claimed or could have claimed with respect to the Cash Amount Adjustments, from the beginning of time up through and including the Effective Date.

6.3           The Parties acknowledge there is a risk that subsequent to the execution of this Amendment, they will discover facts or discover, incur or suffer claims which were unknown or unsuspected at the time this Amendment was executed, and which, if known by it, on the date this Amendment is being executed, may have materially affected its decision to execute this Amendment. The Parties acknowledge and agree that by reason of this Amendment, they are assuming the risk of such unknown facts and such unknown and unsuspected claims and intend and agree that this Amendment applies thereto, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto. The Parties acknowledge their awareness of, and do hereby waive the provisions of, Section 1542 of the Civil Code of the State of California (or any similar law of any other relevant jurisdiction) which reads as follows:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

7.            Miscellaneous Provisions.

7.1           If any provision of this Amendment is for any reason adjudicated to be invalid, unenforceable, or void, the Parties hereby agree to sever that provision from the Amendment. Such action will not affect the validity or enforceability of the remaining provisions of the Amendment.

7.2           This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, beneficiaries and heirs.

7.3           This Amendment sets forth the entire agreement between the Sellers, on one hand, and Bolt, on the other hand, and supersedes all prior oral or written agreements, negotiations, discussions, or understandings between them concerning the matters contained herein. The terms of this Amendment may not be altered, amended, waived or modified, except by a further written agreement signed by the Parties. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any purpose.

7.4           This Amendment may be executed in electronic or physical counterparts, each of which shall constitute an original, but all of which shall constitute one and the same agreement, provided each signing Party shall have received a copy of the signature page signed by the other Parties. If a Party to this Amendment signs this Amendment and then transmits an electronic copy of the signature page to any other Party to this Amendment, the Party who receives such transmission may rely upon the electronic copy as a signed original of this Amendment. Copies of this Amendment, including facsimile and electronic copies, may be used in lieu of the originals for all purposes.

7.5           The Parties to this Amendment have each cooperated in its drafting and preparation. Thus, the language of all parts of this Amendment shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any Party as the drafter thereof.

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7.6           Each Party represents that in executing this Amendment, he or it has relied solely upon his or its own judgment, belief and knowledge, and on the advice and recommendations of his or its own independently selected counsel, concerning the nature, extent and duration of his or its rights and claims settled hereunder. Each Party further represents that he or it has not been influenced whatsoever in executing this Amendment by any representations or statements made by any other Party, or by any person representing any other Party.

THE PARTIES EACH REPRESENT AND WARRANT THAT THEY HAVE THOROUGHLY READ AND CONSIDERED ALL ASPECTS OF THIS AMENDMENT, THAT THEY UNDERSTAND ALL PROVISIONS OF THIS AMENDMENT, THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL THROUGHOUT THIS PROCESS AND THAT THEY ARE VOLUNTARILY ENTERING INTO THE AMENDMENT OF THEIR OWN FREE WILL, WITHOUT DURESS OR COERCION OF ANY KIND.

7.8           The Parties agree and acknowledge that neither this Amendment nor the negotiations leading to this Amendment (i) constitutes an admission by any Party of any liability to the other Party or wrongdoing whatsoever, or (ii) are admissible evidence of wrongdoing in any subsequent proceeding, except as may be necessary to enforce this Amendment.

7.9           The representations, warranties and covenants contained in this Amendment, and all provisions that on their terms are meant to survive this Amendment, will survive the execution of this Amendment.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the dates set forth below.

Dated:	February 17, 2012

		By:	/s/ Donald Rodocker
Authorized Representative of Former
Shareholders of SeaBotix, Inc.
Name: Donald Rodocker

Dated:	February 17, 2012

BOLT TECHNOLOGY CORPORATION

		By:	/s/ William C. Andrews
William C. Andrews
Vice President–Administration
and Compliance

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